UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   December 22, 2017

_____________________________

GROWLIFE, INC.

(Exact name of registrant as specified in charter)

Delaware	000-50385	90-0821083
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5400 Carillon Point

                        Kirkland, WA 98033

(Address of principal executive offices and zip code)

                              (866) 781-5559

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01  Other Events.

On December 22, 2017, the Board of Directors (the “Board”) of GrowLife, Inc. (the “Company”), by unanimous written consent, determined that certain wholly-owned subsidiaries of the Company as set forth below (collectively, the “Subsidiaries”) are non-operating in California and Nevada and are no longer beneficial to the Company. A resolution for dissolution was adopted by the Board and the Company has commenced procedures in California and Nevada to dissolve for each as soon as practicable.

The Board voted in favor of dissolving the following Subsidiaries: SG Technologies Corp., a Nevada corporation, Phototron, Inc., a California corporation, Business Bloom, Inc., a California corporation, GrowLife Productions, Inc., a California corporation, GrowLife Hydroponics, Inc., a Delaware corporation operating as a foreign entity in California, and Soja, Inc., a California corporation.

There will be no impact on the Company’s consolidated and non-consolidated results for the year ending December 31, 2 017 and the Company operations are not impacted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROWLIFE, INC.

Date: December 29, 2017	By:	/s/ Marco Hegyi
Marco Hegyi
Chief Executive Officer